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                                                                   EXHIBIT 10.20

[WILLCOX INCORPORATED LETTERHEAD]

REINSURED:         SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE,
                   AND/OR S.C.P.I.E. INDEMNITY COMPANY,
                   AND/OR S.C.P.I.E. MANAGEMENT COMPANY,
                   AND/OR AMERICAN HEALTHCARE INDEMNITY COMPANY,
                   AND/OR FG CASUALTY COMPANY,
                   AND/OR S.C.P.I.E. INSURANCE SERVICES, INC.
                   AND/OR S.C.P.I.E. MANAGEMENT SERVICES, INC.
                   BEVERLY HILLS, CALIFORNIA

TYPE:              FIRST EXCESS OF LOSS REINSURANCE

BUSINESS
COVERED: Physicians and Surgeons Comprehensive Professional and Business Liability Policies, including Clinics and Clinical Laboratories, Professional and Business Liability Policies for Hospitals and Errors and Omissions Liability Policies for Managed Care Organizations.

TERM: January 1, 1997 to December 31, 1997 as respects claims made during the calendar year 1997.

                   The term "claims made" as used herein shall mean (A) In respect of Claims Made Policies, claims first notified to the Company during the term of this Agreement on any inforce policy or reporting endorsement arising out of incidents subsequent to the retroactive date of said policy as the result of the rendering of or failure to render a professional service or the reporting of losses which arise from the insured premises and operations incidental to the practice of a physician, hospital or managed care organization and/or (B) In respect of Occurrence Policies, claims or losses first notified to the Company during the term of this Agreement.

                   Retroactive date January 1, 1976, except for Extra Contractual Obligations which is January 1, 1979.

                   In the event of cancellation, and at the option of the Reinsured, Reinsurers agree to run-off policies in force until natural expiration not to exceed 12 months from the expiration date hereon, subject to a Premium equal to 50% of the Actual Earned Reinsurance Premium.

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TERRITORY:       As per the Company's original policies, contracts, or binders.

EXCLUSIONS:      1.      Insolvency Funds.
                 2.      Nuclear Incident - Liability - Reinsurance.

LIMIT AND
RETENTION:       $1,000,000 each and every loss in excess of $1,000,000 each and every loss.

                 Notwithstanding the foregoing it is a condition hereto that an Annual Aggregate Deductible equal to 1% of G.N.E.P.I. shall first be deducted before any liability attaches to Reinsurers hereon.

WARRANTY:        1. As respects Professional and Business Liability Policies for
                    Hospitals written on or after January 1, 1996, Policy Limits greater than $500,000 reinsured elsewhere on an Excess of Loss basis or so deemed.

                 2. As respects Professional and Business Liability Policies for
                    Hospitals written prior to January 1, 1996, Policy Limits greater than $5,000,000 reinsured elsewhere on an Excess of Loss basis or so deemed.

MAXIMUM
AGGREGATE:       Reinsurers maximum liability during the term of this Contract shall be $8,500,000 or 182.5% of Reinsurance Premiums Earned during the Contract term, whichever is the greater.

PREMIUM:         2.88% of G.N.E.P.I.
(Eff. 1/1/97)

                 Deposit - $3,450,000, payable $862,500 quarterly.

                 Minimum - $2,760,000

ATTACHMENT OF
LIABILITY:       (A)  For purposes of determining the attachment of the
                      Reinsurer's liability hereunder as respects any one loss, all losses (including Discovery Period Losses) involving one or more Original Insureds, arising from the same medical incident, and in which First Notice of Claim or Circumstance is notified to the Company during the term of this Agreement shall be covered hereunder. Where first notice falls in Agreement Years prior to January 1, 1992 the "Interlocking Clause" to apply hereon for Physicians and Surgeons Comprehensive Professional Liability Policies only.

                 (B) The date of a loss hereunder shall be the earliest date, within the term of this Contract, that the Company has received First Notice of Claim or Circumstance.



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PROFIT
COMMISSION:      The Company shall receive a Profit Commission equal to 90.0% of
(Eff. 1/1/97)    the net profit accruing to the Reinsurers under this Contract, computed as follows:

                 1.   Reinsurance Premiums Earned;

                 2.   Less:  Losses and Loss Adjustment Expenses Incurred;

                 3. Less: Management Expenses of 25% of Reinsurance Premiums Earned.

                 Unlimited deficit carryforward to next Contract period.

                 The term under consideration in respect of "Profit Commission" as above shall be the period January 1, 1997 through December 31, 1997. It is further agreed that the first calculation of Profit Commission shall be computed as of December 31, 1997 and annually thereafter, and that the first and final payment of any Profit Commission shall be made by the Reinsurers to the Company as of December 31, 2001. The Company agrees that payment of any Profit Commission shall be subject to complete commutation as respects all losses known and unknown within the Profit Commission period. Payment of any Profit Commission by the Reinsurers shall constitute full and final release from all further loss development.

ACCOUNTING:      Premiums - Payments within 60 days of respective due date.
                 Losses - Payments within 60 days of receipt of proof of loss.
                 Outstanding losses reported individually as they occur.

GENERAL
CONDITIONS:      Loss Adjustment Expenses to be Pro-Rated.
                 Excess of Original Policy Limits Clause.
                 80% Extra Contractual Obligations Clause.
                 Ultimate Net Loss Clause.
                 Net Retained Lines Clause.
                 Notice of Loss Clause.
                 Loss Funding Clause - Including IBNR (See Attached).
                 Special Funding Clause.
                 Confidentiality Clause.
                 Commutation Clause.
                 Federal Excise Tax Clause.
                 Errors and Omissions Clause.
                 Insolvency Clause.
                 Service of Suit Clause.
                 Arbitration Clause.
                 Access to Records Clause.
                 Willcox Incorporated Intermediary Clause.

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
REINSURERS
HEREON:        Domestic:
               BCS Insurance Company                                     5.00%
               Transatlantic Reinsurance Company                        10.00%
               Travelers Indemnity Company                               2.50%
                                                                       ------
                                Domestic Total                          17.50%

               Australia:

               Through Australian Independent Reinsurance Services:
                 GIO Insurance Ltd.
                 trading as:
                 GIO Reinsurance                                         3.00%
                                                                       ------
                                Australia Total                          3.00%

               Germany:
               Hannover Ruckversicherungs AG                            22.50%
                                                                       ------
                                Germany Total                           22.50%

               United Kingdom:
               Through Willcox Johnson & Higgins Reinsurance Brokers, Ltd.
                 London, England
               Underwriters at Lloyd's
                SVH     1007                                           15.645%
                DPM     435                                             4.381%
                SJC     1003     62.00%
                        2003     38.00%                                 4.597%
                JHV     376      67.89%
                        2376     32.11%                                 3.155%
                FRW     190                                             1.077%
                ROS     227      83.00%
                        2227     17.00%                                 1.077%
                BFC     780
                BHB     1215                                            2.750%

               CNA International Reinsurance Co., Ltd.                  4.750%
               Terra Nova Insurance Company, Ltd.                       6.790%
               Unionamerica Insurance Company, Ltd.                     3.500%
               Zurich Reinsurance (U.K.) Ltd.                           9.278%
                                United Kingdom Total                    57.00%
                                    Domestic Total                      17.50%
                                    Foreign Total                       82.50%
                                                                       ------
                                    Grand Total                        100.00%
                                                                       ======

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This Cover Note is to confirm the terms and conditions which have been negotiated between Willcox Incorporated and the participating Reinsurers on your behalf. We request that you review this Cover Note with regard to the specific placement details and subscribing Reinsurers listed herein. In the event that any of these details do not meet with your approval or security of the subscribing Reinsurers does not meet with your requirements, please notify this office immediately. If all is found to be in order please sign and return the enclosed duplicate copy of this Cover Note for completion of our files.


-------------------------------------
Signature

-------------------------------------
Date

                                        Willcox Incorporated

                                        By [SIG]
                                          --------------------------------
                                          Executive Vice President


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                         LOSS FUNDING - INCLUDING IBNR

               THIS IS APPLICABLE TO NON-ADMITTED REINSURERS ONLY


After consultation with their outside Actuaries, Tillinghast, Nelson & Warren Inc., S.C.P.I.E. intends to use the following IBNR factors applied to Gross Reinsurance Premiums for 1997 Letter of Credit Funding purposes applicable to Non-Admitted Reinsurers only:

                                           IBNR
         Period                            Factor
         ------                            ------
         Current Year                      97.00%
         First Development Year            40.00%
         Second Development Year           17.00%
         Third Development Year             7.00%
         Fourth Development Year &
         Subsequent                         2.00%


The Letter of Credit Funding requirement for IBNR will be net of any Specific Case Base Loss Reserves. Therefore, the factors outlined above represent the ceiling for the sum of Specific Case Base Loss Reserves and IBNR. Further, a cap of five times the Gross Reinsurance Premium will apply as the Lifetime IBNR Maximum for each Treaty Year.




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